Exhibit 10.1k3

                               1994 ADDENDUM
                                     TO
                    GRINNELL CORPORATION COLUMBIA PLANT

        RETIREMENT SAVINGS AND INVESTMENT PLAN FOR HOURLY
      EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT
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     The Grinnell Corporation Columbia Plant Retirement Savings and Investment
Plan for Hourly Employees Covered by a Collective Bargaining Agreement established effective July 1, 1992 by means of the Goodwin, Procter & Hoar Regional Prototype Non-Standard Profit Sharing Section 401(k) Plan Basic Plan Document No. 1, Adoption Agreement 002 and Attachment thereto is hereby further amended effective October 1, 1994 by adding a provision thereto whereby withdrawals of a Member's Elective Deferrals in excess of the minimum $150 Elective Deferrals will be permitted from a Member's Elective Deferral Account pursuant to Section 7.06(b)(iii) of the Basic Plan Document. A Member who withdraws from his Elective Deferral Account shall be prohibited from making Elective Deferrals in excess of the amount eligible to receive Matching Contributions for the twelve (12) month period following such withdrawal.

     With respect to each Member who elects to make a hardship withdrawal from his Elective Deferral Account, pursuant to Section 7.06(b) of the Basic Plan Document, in determining that such Member is not able to meet his "Financial Hardship" from any other reasonably available resources, the Plan Administrator may reasonably rely upon the written certification of the Member given in accordance with the regulations promulgated under Section 401(k) of the Code. In addition, Section




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7.06(b)(iv) of the Basic Plan is further amended to delete
subsections (B) and (D) in their entireties and to renumber subsection (C) as
(B).

     IN WITNESS WHEREOF, the foregoing has been executed by a duly authorized member on behalf of the Tyco International Ltd. Retirement Committee this 17
                                                                          --
day of  October, 1994.
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                              TYCO INTERNATIONAL LTD. RETIREMENT
                              COMMITTEE



                              By /s/ John A. Helfrich
                                -----------------------------------